SunPower Reports First-Quarter 2007 Results

SAN JOSE, Calif., April 26 /PRNewswire-FirstCall/ -- SunPower Corporation (Nasdaq: SPWR) today announced financial results for the 2007 first quarter ended March 31, 2007 - the first quarterly report of SunPower's combined operations since the acquisition of PowerLight Corp., which closed on January 10, 2007. This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures presented herein are reconciled to the closest GAAP equivalent figures on the final page of this press release.

On a GAAP basis SunPower reported revenue for the first quarter of $142.3 million, gross margin of 22.8 percent, an operating loss of $2.5 million and net income of $1.2 million resulting in fully diluted income of $0.02 per share. These figures include operating expenses for acquired in-process research and development of $9.6 million, amortization of purchase accounting intangible assets of $6.9 million and non-cash stock-based compensation of $10.6 million

On a non-GAAP basis, which excludes non-cash purchase accounting revenue adjustments, revenue for the first quarter was $143.2 million, a 92 percent increase from the prior quarter's revenue of $74.5 million. The systems business segment accounted for $79.3 million of the first-quarter revenue, while the components business segment accounted for $63.9 million. For purposes of this segmentation, the systems business segment generally represents product and service solutions sold directly to the system owner, while the components business segment includes the balance of the combined company's revenue. Revenue associated with SunPower solar panels sold through PowerLight is recognized in the systems business segment.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets, purchase accounting and stock-based compensation and the related tax adjustments, SunPower realized a combined gross margin of 29.0 percent, compared with the prior quarter's gross margin of 26.2 percent. The systems business segment achieved a gross margin of 30.0 percent while the components business segment reported a gross margin of 27.8 percent. Our systems segment benefited from higher-than-usual gross margins during the quarter due to an unusually favorable mix of products and services as well as a favorable geographic mix. In the first quarter, SunPower received a non- recurring net benefit of $1.1 million related to a materials-related warranty credit and warranty provision. This one-time net benefit favorably impacted the combined gross margin as a percentage of revenues by approximately one percent.

On a non-GAAP basis, SunPower achieved a combined first-quarter operating income of $25.5 million and net income of $23.3 million, resulting in fully diluted earnings of $0.29 per share. This compares with the prior quarter's net income of $13.6 million, or $0.18 earnings per share and the first-quarter 2006 net income of $2.8 million, or $0.04 per share. The one-time warranty benefit described above also favorably impacted earnings by approximately $0.01 per share.

"SunPower had tremendous success during our first quarter as a combined company with PowerLight" said Tom Werner, SunPower's CEO. "In the first quarter we closed our acquisition of PowerLight, raised a $200 million offering of senior convertible debentures, and executed against our financial and operational targets. Much of our effort during the quarter was focused on a smooth and efficient combination of SunPower's and PowerLight's operations. We are already validating that the combination of SunPower's high-efficiency solar cell technology with PowerLight's systems expertise is key to achieving our goal of reducing installed solar system cost by 50 percent by 2012."

The SunPower/PowerLight business combination teams have achieved significant milestones during the first quarter of 2007, including:

--	Transitioning production of some of PowerLight's key systems components to SunPower's Philippine manufacturing operations;

--	Integrating procurement of key components of the two companies;

--	Leveraging SunPower's existing Philippines back office functions to support expansion of PowerLight's logistics and services capabilities;

--	Incorporating PowerLight's systems products into SunPower's dealer network; and

--	Fully integrating core functions such as finance, sales, marketing, research and development, legal, policy, communications and human resources to realize cost and operating efficiency.

"There is strong momentum within our systems business," continued Werner. "We have recently announced a number of major project wins and milestones that demonstrate the breadth and scope of our systems business segment footprint:

--	Portugal: Dedication of an 11 megawatt central-station solar electric power plant located in Serpa;

--	Spain: Supply of 61 megawatts of solar power plant equipment and services using PowerTracker (R) solar systems technology;

--	California: Announcement by homebuilder Lennar Corp. (LEN: NYSE) of three major communities totaling more than 1,900 homes, all utilizing SunPower solar systems;

--	Nevada: Groundbreaking of nation's largest solar photovoltaic system at Nellis Air Force Base of approximately 15 megawatts;

--	New Jersey: Dedication of rooftop systems totaling 1.3 megawatts on two Tiffany's distribution warehouses;

--	San Jose: Agreement signed with Applied Materials to install an approximately 1 megawatt rooftop solar system at its Maydan Technology Campus in Silicon Valley.

"Our components business also delivered strong results during the first quarter," continued Werner. "ASPs for our solar cells and panels were up approximately three percent compared to the previous quarter, reflecting the strong global demand for SunPower's high-efficiency products.

"SunPower's manufacturing and technology teams continue to execute on our expansion and efficiency improvement plans," said Werner. "We are on-time and on-budget with the construction of our second solar cell manufacturing facility that is scheduled to begin production in the third quarter of 2007. Supporting this growth, we are pleased to report that our partners M.Setek and DC Chemical have made steady progress with their new polysilicon manufacturing facilities. These new entrants to the polysilicon market supplement our silicon supply contracts with the top three incumbent polysilicon manufacturers. We have agreements in place for sufficient silicon supply to produce 110 megawatts of solar cells in 2007, at least 250 megawatts in 2008, and 400 MW in 2009."

SunPower's Silicon Supply Agreement Position and Capacity Expansion Plan

	2007	2008	2009
January 1, 2007 Nameplate Capacity (megawatts)	108	207	372
Annual Production Capacity Supported by Silicon Agreed to Date (megawatts)	110	250	400
Annual Cash Required for Silicon Prepayments in Advance of Delivery ($ millions)	$48.3	$18.3	$22.2

"On the technology side, the first quarter saw increased production of our 22 percent efficient Gen2 solar cell technology that delivers a full two percentage point improvement over our first generation A-300 solar cells," said Werner. "All four lines are now running 165 micron thick wafers. This reduced wafer thickness in combination with our increasing efficiency and strong manufacturing yields, improved silicon utilization efficiency to between 7 and 7.5 grams-per-watt in the first quarter. The success of our first in-house panel manufacturing facility provided us with the confidence to order two more lines, which will bring our in-house panel manufacturing capacity to 90 megawatts annually by year-end 2007.

"We launched 2007 with an outstanding first quarter, driven by robust execution across our company," continued Werner. "Our first quarter revenue was almost double that of the preceding quarter with expansion in our gross margin and non-GAAP net income. By the end of 2007, we expect to add three new cell manufacturing lines and further improve our silicon efficiency as we increase production of higher efficiency cells using thinner wafers. We also plan to establish SunPower as the leading solar dealer network in the U.S., and complete construction on our substantial pipeline of large systems.

"In 2008 we expect to achieve in excess of $1 billion in revenue as we bring on five more solar cell manufacturing lines and respond to the expanding solar market across three continents," said Werner. "As a combined company, we believe we will achieve our stated business model financial goals of 30 percent gross margin, 10 percent operating expenses, and 20 percent operating margin on a non-GAAP basis by the end of 2008 or early 2009.

"Our guidance takes into account revenue elimination related to sales of solar panels from SunPower to PowerLight," said Werner. "On a combined basis in the second quarter of 2007, we expect to generate the following non-GAAP results: $150 million to $160 million in revenue, gross margin of 22 percent to 23 percent and diluted net income per of share of $0.18 to $0.22. "For the full year 2007, we expect the combined company to generate the following non- GAAP results: $680 million to $700 million in revenue and diluted net income per share of $1.09 to $1.18.(1) This revised earnings guidance for 2007 is aided by a lower tax rate for the year, now estimated at 12.5 percent.

"During the second quarter of 2007, we expect our systems business segment to be a larger percentage of total revenue, thus decreasing overall company margins for the second quarter," said Werner. "Systems sales are expected to generate the following non-GAAP results: $86 million to $94 million in revenue with expected gross margin of 18 percent to 20 percent, while we expect component sales of between $64 million and $66 million with expected gross margin of 26.0 percent to 27.5 percent."(2)

About SunPower

SunPower Corp. (Nasdaq: SPWR) designs, manufactures and markets high-performance solar electric technology worldwide. SunPower's high-efficiency solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. SunPower's PowerLight subsidiary is a leading global provider of large-scale solar power systems, with over 100 megawatts installed. For more information on SunPower please visit the SunPower website at www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

(1)
For the second quarter of 2007, we expect the combined company to generate revenue on a GAAP basis of $147 million to $157 million; GAAP gross margin of approximately 16 percent to 17 percent and GAAP net loss per share of approximately $0.04 to $0.07. For the full year 2007, we expect combined revenue on a GAAP basis of $676 million to $696 million and diluted GAAP net income per share of approximately break-even to $0.11

(2)
For the second quarter of 2007, we expect the systems business segment to generate GAAP gross margin of approximately 10 percent to 12 percent and the components business segment to generate GAAP gross margin of approximately 23.0 percent to 24.5 percent.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. We use words such as "expect," "believe" "plan," and "will" and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that refer to SunPower's ability to reduce installed system costs in half by 2012; SunPower's 2007 plans and expectations for three new cell manufacturing lines, further improvements to our silicon efficiency and increased production of higher efficiency cells using thinner wafers, our establishment as the leading solar dealer network in the U.S., and complete construction on our substantial pipeline of projects; SunPower's 2008 plans and expectations for revenue and five additional solar cell manufacturing lines; SunPower's plans and expectations for combined company revenue, gross margin and net income per share for the second quarter of 2007, and for revenue and net income per share for the full year of 2007; SunPower's plans and expectations for the systems business segment revenue, gross margin, percentage of total revenue and the corresponding impact on overall company margins for the second quarter of 2007; SunPower's plans and expectations for the components business segment revenue and gross margin for the second quarter of 2007; expected annual panel manufacturing capacity by year-end 2007; expected expenditures, deliveries and other SunPower and supplier performance under our supply agreements; the future construction, operation and production ramp of the combined company's manufacturing facilities, including with respect to new products; the timing of future manufacturing capacity increases; PowerLight's completion of current and future projects and other performance under its customer contracts; our ability to achieve our long term target financial model in the time period expected; SunPower's rate of growth in 2007 and 2008; and our ability to achieve expected gross margin, operating expense and operating margin goals by the end of 2008 or early 2009. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to risks associated with the integration of PowerLight, our ability to retain PowerLight's key customers, suppliers and employees, business and economic conditions and growth trends in the solar power industry, our ability to compete with other companies and competing technologies, our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, the price and availability of cells and solar panels, our ability to ramp new production lines, the potential renegotiation of or non-performance by parties to our supply and customer contracts, our ability to realize expected manufacturing efficiencies, production difficulties that could arise, the success of our ongoing research and development efforts, the continuation of governmental and related economic incentives promoting the use of solar power, and other risks described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any such forward-looking statements.

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, stock-based compensation and the related tax effects. Management does not consider these charges in evaluating the core operational activities of the Company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the Company's current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods

The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end. For simplicity, the company labels its fiscal quarters as ending on the calendar quarter-end date.

SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar. 31, 2007	Dec. 31, 2006
ASSETS

Cash and cash equivalents	$209,462	$165,596
Restricted cash	5,128	--
Short-term investments	--	16,496
Accounts receivable, net	82,768	51,680
Costs and estimated earnings in excess of billings	19,096	--
Deferred project costs	31,136	--
Inventories	73,232	22,780
Prepaid expenses and other assets	65,760	23,288
Advances to suppliers	86,279	77,636
Property, plant and equipment, net	254,021	202,428
Goodwill and other intangible assets, net	264,683	16,932

Total assets	$1,091,565	$576,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$92,283	$26,534
Accrued and other liabilities	92,314	21,540
Convertible debt	200,000	--
Billings in excess of costs and estimated earnings	38,387	--
Customer advances	32,512	39,991
Total liabilities	455,496	88,065
Stockholders' equity	636,069	488,771

Total liabilities and stockholders' equity	$1,091,565	$576,836

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(On a GAAP basis)
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Mar. 31, 2007	Mar. 31, 2006	Dec. 31, 2006

Revenues	$142,347	$41,958	$74,509
Cost of revenues	109,922	36,266	56,364

Gross margin	32,425	5,692	18,145

Operating expenses:
Research and development	2,936	1,996	2,564
Selling, general and administrative	22,371	4,381	6,105
Purchased in-process research and development	9,575	--	--

Total operating expenses	34,882	6,377	8,669

Operating income (loss)	(2,457)	(685)	9,476

Interest and other income, net	1,139	971	2,503

Income (loss) before income taxes	(1,318)	286	11,979

Income tax provision (benefit)	(2,558)	31	670

Net income	$1,240	$255	$11,309

Net income per share:
- Basic	$0.02	$0.00	$0.16
- Diluted	$0.02	$0.00	$0.15

Shares used in calculation of net income per share:
- Basic	73,732	61,126	69,339
- Diluted	79,126	66,932	74,108

Reconciliation of net income to non-GAAP net income:

Net income	$1,240	$255	$11,309
Reconciling items:
Stock-based compensation expense	10,603	1,412	1,158
Purchase accounting:
Fair value adjustment to deferred revenue	833	--	--
Amortization of intangible assets	6,911	1,175	1,164
Purchased in-process research and development	9,575	--	--
Tax effect	(5,884)	--	(33)
Non-GAAP net income	$23,278	$2,842	$13,598

Non-GAAP net income per share:
- Basic	$0.32	$0.05	$0.20
- Diluted	$0.29	$0.04	$0.18

Shares used in calculation of non-GAAP net income per share:
- Basic	73,732	61,126	69,339
- Diluted	79,126	66,932	74,108

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(On a non-GAAP basis)
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Mar. 31, 2007	Mar. 31, 2006	Dec. 31, 2006

Revenues	$143,180	$41,958	$74,509
Cost of revenues	101,603	34,897	54,982

Gross margin	41,577	7,061	19,527

Operating expenses:
Research and development	2,435	1,577	2,386
Selling, general and administrative	13,677	3,582	5,343

Total operating expenses	16,112	5,159	7,729

Operating income	25,465	1,902	11,798

Interest and other income, net	1,139	971	2,503

Income before income taxes	26,604	2,873	14,301

Income tax provision	3,326	31	703

Net income	$23,278	$2,842	$13,598

Net income per share:
- Basic	$0.32	$0.05	$0.20
- Diluted	$0.29	$0.04	$0.18

Shares used in calculation of non-GAAP net income per share:
- Basic	73,732	61,126	69,339
- Diluted	79,126	66,932	74,108

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)

(In thousands, except per share data)

NET INCOME PER SHARE:
	THREE MONTHS ENDED
	Mar. 31, 2007	Mar. 31, 2006	Dec. 31, 2006
Basic:
GAAP net income per share	$0.02	$0.00	$0.16
Reconciling items:
Stock-based compensation expense	0.15	0.02	0.02
Purchase accounting:
Fair value adjustment to deferred revenue	0.01	--	--
Amortization of intangible assets	0.09	0.03	0.02
Purchased in-process research and development	0.13	--	--
Tax effect	(0.08)	--	--
Non-GAAP net income per share	$0.32	$0.05	$0.20

Diluted:
GAAP net income per share	$0.02	$0.00	$0.15
Reconciling items:
Stock-based compensation expenses	0.12	0.02	0.01
Purchase accounting:
Fair value adjustment to deferred revenue	0.01	--	--
Amortization of intangible assets	0.09	0.02	0.02
Purchased in-process research and development	0.12	--	--
Tax effect	(0.07)	--	--
Non-GAAP net income per share	$0.29	$0.04	$0.18

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED
	Mar. 31, 2007	Mar. 31, 2006	Dec. 31, 2006

GAAP revenue	$142,347	$41,958	$74,509
Fair value adjustment to deferred revenue	833	--	--
Non-GAAP revenue	$143,180	$41,958	$74,509

GAAP cost of revenue	$109,922	$36,266	$56,364
Amortization of intangible assets	(6,069)	(1,175)	(1,164)
Stock-based compensation expense	(2,250)	(194)	(218)
Non-GAAP cost of revenue	$101,603	$34,897	$54,982

GAAP research and development expense	$2,936	$1,996	$2,564
Stock-based compensation expense	(501)	(419)	(178)
Non-GAAP research and development expense	$2,435	$1,577	$2,386

GAAP selling, general and administrative expense	$22,371	$4,381	$6,105
Amortization of intangible assets	(842)	--	--
Stock-based compensation expense	(7,852)	(799)	(762)
Non-GAAP selling, general and administrative expense	$13,677	$3,582	$5,343

GAAP operating income (loss)	$(2,457)	$(685)	$9,476
Fair value adjustment to deferred revenue	833	--	--
Amortization of intangible assets	6,911	1,175	1,164
Stock-based compensation expense	10,603	1,412	1,158
Purchased in-process research and development	9,575	--	--
Non-GAAP operating income	$25,465	$1,902	$11,798

GAAP income (loss) before income taxes	$(1,318)	$286	$11,979
Fair value adjustment to deferred revenue	833	--	--
Amortization of intangible assets	6,911	1,175	1,164
Stock-based compensation expense	10,603	1,412	1,158
Purchased in-process research and development	9,575	--	--
Non-GAAP income before income taxes	$26,604	$2,873	$14,301

GAAP net income	$1,240	$255	$11,309
Fair value adjustment to deferred revenue	833	--	--
Amortization of intangible assets	6,911	1,175	1,164
Stock-based compensation expense	10,603	1,412	1,158
Purchased in-process research and development	9,575	--	--
Tax effect	(5,884)	--	(33)
Non-GAAP net income	$23,278	$2,842	$13,598

SOURCE SunPower Corporation
-0-                 04/26/2007
/CONTACT: Julie Blunden, +1-408-240-5577, or Manny Hernandez,
+1-408-240-5560, both of SunPower Corporation/
/Web site: http://www.sunpowercorp.com /
(SPWR CY)